SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 25, 2002

                            The Neptune Society, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

       000-31182                                         59-2492929
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(Commission File Number)                      (IRS Employer Identification No.)


3500 W. Olive, Suite 1430, Burbank, California                  91505
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  (Address of Principal Executive Offices)                    (Zip Code)

                                   (818) 953-9995
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

THIS REPORT AMENDS THE INFORMATION CONTAINED IN A PREVIOUS REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2002.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Information required by Item 304 of Regulation S-K

     On January 25, 2002, KPMG LLP (the "Former Accountant"), was dismissed as independent certified public accountant and independent auditor for The Neptune Society, Inc., (the "Company").

     The consolidated reports of the Former Accountant on the Company and its subsidiaries' financial statements for either of the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the Former Accountant's report on the December 31, 2000 financial statement contained a separate paragraph stating that: "The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     In a letter dated December 18, 2001, the Former Accountant informed the Company that they noted certain matters involving the Company's internal controls and its operations that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants ("AICPA"). The reportable conditions are related to:

     (a) the design and operation of internal controls over the systems and processes for recording deferred revenue and related deferred costs; and

     (b) information technology to track, account, and monitor accounts receivable detail by customer for pre-need, at-need, and travel receivables, which the Former Accountant advised the Company that if not addressed in the near term, will likely become a material weakness to the Company.

     Management has discussed the above matters with the Company's board of directors and the Company has authorized the Former Accountant to fully respond to the inquiries of Stonefield Josephson, Inc., regarding these matters. Neither the Company's Board of Directors nor any committee of the Board of Directors has discussed the subject matter of the reportable conditions with the Former Accountant. However, the letter containing the reportable conditions was addressed to the Board of Directors. These conditions did not result in any disagreement or difference in opinion between the Company and the Former Accountant.

     During the Company's two most recent fiscal years and the subsequent interim period through January 25, 2002, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     On January 25, 2002 the Company engaged Stonefield Josephson, Inc., as its independent auditor and independent certified public accountant. The decision to change accountants from the Former Accountant to Stonefield Josephson, Inc., was approved by the board of directors. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging Stonefield Josephson, Inc., the Company has not consulted Stonefield Josephson, Inc., regarding: (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed; or (b) the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that Stonefield Josephson, Inc., concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a) (1) (iv) of Regulation S-K) or a reportable event (as described in paragraph 304 (a)(1)(v) of Regulation S-K).

     The Company has provided the Former Accountant with a copy of the foregoing disclosures and has requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements made by the Company. A copy of the letter of the Former Accountant to the Securities and Exchange Commission, dated February 1, 2002 is filed as Exhibit 16.1 to this report.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits. The following exhibit is furnished in accordance with Item 601 of Regulation S-K.

         16.1       Letter  of  KPMG  LLP  to  the   Securities   and   Exchange
                    Commission, dated March 5, 2002, stating that it has reviewed Item 4 in the Form 8-K and is in agreement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                          The Neptune Society, Inc.
                                          -------------------------
                                          (Registrant)
Date March 5, 2002

                                          By: /s/ Marco Markin
                                          -------------------------
                                          Name: Marco Markin
                                          Title: Chief Executive Officer and
                                          Director

                                 EXHIBIT INDEX



Exhibit
Number         Description
-------        -----------

16.1 Letter of KPMG LLP to the Securities and Exchange Commission, dated March 5, 2002, stating that it has reviewed Item 4 in the Form 8-K and is in agreement.